UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 25, 2005
                                                  --------------------



                         CANTERBURY CONSULTING GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



Pennsylvania                        0-15588                   23-2170505
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State or other jurisdiction    (Commission                (IRS Employer
of incorporation)               File Number)              Identification No.)



352 Stokes Road, Suite 200,  Medford, New Jersey                 08055
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (609) 953-0044
                                                   -------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 8.01 Other Events

     The Company notified its lender (Commerce Bank, N.A.) on
February 25, 2005 that it was in breach of a financial covenant associated with its borrowing facility. The Company violated the "cumulative operating loss" codicil when it exceeded its loss threshold by losing an additional $194,000 in December 2004.

     The Company and the Bank had agreed to a maximum cumulative loss limit of $1,050,000 for all periods after November 30, 2003. After the December 2004 loss was recently calculated and reported to the Bank the cumulative loss stands at $1,197,000 as of December 31, 2004.

     As a result of this breach, the Bank has reduced the maximum borrowings allowed under the existing loan agreement to $750,000 from $1,500,000. In addition, the Company has also agreed to seek alternative financing in order to pay off the existing line of credit with the Bank. As of February 28, 2005 the Company has $550,000 outstanding against this facility.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CANTERBURY CONSULTING GROUP, INC.

                                         BY: /s/ Kevin J. McAndrew
                                         ----------------------------
                                         Kevin J. McAndrew, President

Dated: February 28, 2005